Exhibit 3.4

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SUSSER HOLDINGS CORPORATION

Susser Holdings Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that:

A. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 1, 2006 and was amended by a First Amendment to Certificate of Incorporation filed with the Secretary of State of Delaware on July 21, 2006.

B. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”) and restates, integrates and further amends the provisions of the Corporation’s original Certificate of Incorporation.

C. The text of the Corporation’s Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

FIRST: The name of the Corporation is Susser Holdings Corporation.

SECOND: The registered office of the Corporation in the State of Delaware is located at Wilmington Trust SP Services, Inc., 1105 North Market Street, Suite 1300, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is Wilmington Trust SP Services, Inc.

THIRD: The purpose for which the Corporation is organized is to engage in any and all lawful acts and activity for which corporations may be organized under the General Corporation Law of Delaware. The Corporation will have perpetual existence.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 150,000,000 shares of capital stock, classified as (i) 125,000,000 shares of common stock, par value $0.01 per share (“Common Stock”) and (ii) 25,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”). The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote irrespective of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of Common Stock or Preferred Stock voting separately as a class shall be required therefor.

The designations and the powers, preferences, rights, qualifications, limitations, and restrictions of the Common Stock and Preferred Stock are as follows:

1. Provisions Relating to the Common Stock.

(a) Each share of Common Stock of the Corporation shall have identical rights and privileges in every respect. The holders of shares of Common Stock shall be entitled to vote upon all matters submitted to a vote of the stockholders of the Corporation and shall be entitled to one vote for each share of Common Stock held.

(b) Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise) as may be declared thereon by the board of directors at any time and from time to time out of any funds of the Corporation legally available therefor.

(c) In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this Paragraph (c), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange, or conveyance of all or a part of the assets of the Corporation.

2. Provisions Relating to the Preferred Stock.

(a) The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences, and rights, and qualifications, limitations, and restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the board of directors of the Corporation as hereafter prescribed.

(b) Authority is hereby expressly granted to and vested in the board of directors of the Corporation to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

(i) whether or not the class or series is to have voting rights, full, special, or limited, or is to be without voting rights, and whether or not such class or series is to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

(ii) the number of shares to constitute the class or series and the designations thereof;

(iii) the preferences, and relative participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

(iv) whether or not the shares of any class or series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

(v) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

(vi) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

(vii) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

(viii) whether or not the shares of any class or series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(ix) such other special rights and protective provisions with respect to any class or series as may to the board of directors of the Corporation deem advisable.

(c) The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The board of directors of the Corporation may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The board of directors of the Corporation may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution subtracting from such class or series authorized and unissued shares of the Preferred Stock designated for such existing class or series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

3. General.

(a) Subject to the foregoing provisions of this Certificate of Incorporation, the Corporation may issue shares of its Preferred Stock and Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the board of directors of the Corporation, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

(b) The Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation’s capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the board of directors of the Corporation. The board of directors of the Corporation shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights; provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

FIFTH: The number of directors constituting the entire board of directors shall be fixed by, or in the manner provided in, the bylaws of the Corporation; provided, that such number shall be no less than six (6) and no more than nine (9) members (plus such number of directors as may be elected from time to time pursuant to the terms of any Preferred Stock that may be issued and outstanding from time to time); provided, further, that the minimum or maximum number of directors constituting the entire board of directors may be changed only by an amendment to this Amended and Restated Certificate of Incorporation. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director. The number of directors constituting the initial board of directors is six (6), and the name and mailing address of each person who is to serve as director are as follows:

Sam L. Susser

4433 Baldwin Boulevard

Corpus Christi, TX 78408

Sam J. Susser

4433 Baldwin Boulevard

Corpus Christ, TX 78408

William F. Dawson, Jr.

390 Park Avenue, 5th Floor

New York, NY 10022

Armand S. Shapiro

1000 Uptown Park Blvd., Unit 71

Houston, TX 77856

Bruce W. Krysiak

6 Archipelago Dr.

Newport Coast, CA 92657

Jerry E. Thompson

P. O. Box 2521

Houston, TX 77252

The directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. Each of Class I, Class II and Class III initially shall be comprised of two directors, with Sam L. Susser and Armand S. Shapiro serving as the initial members of Class I, William F. Dawson, Jr. and Jerry E. Thompson serving as the initial members of Class II and Bruce W. Krysiak and Sam J. Susser serving as the initial members of Class III. The term of office of the Class I directors shall expire at the 2007 annual meeting of stockholders; the term of office of the Class II directors shall expire at the 2008 annual meeting of stockholders; and the term of office of the Class III directors shall expire at the 2009 annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the 2007 annual meeting, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified. Directors of the Corporation need not be elected by written ballot unless the bylaws of the Corporation otherwise provide. Cumulative voting in the election of directors is expressly prohibited.

The board of directors of the Corporation, acting by a majority vote of the directors then in office, may fill any newly created directorships or vacancies on the board of directors. Any additional directorships resulting from an increase in the number of directors shall be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors. Subject to the rights of any one or more classes or series of Preferred Stock to elect directors under specified circumstances, any director may be removed from office only for cause by the affirmative vote of the holders of at least a majority of the voting power of all shares of the Corporation entitled generally to elect directors, voting together as a single class. The holders of a majority of the outstanding shares entitled to vote on a matter, present in person or by proxy, shall constitute a quorum at a meeting of stockholders held for the election of a director in a contested election, the removal of a director or the filling of a vacancy on the board of directors.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms hereof or the resolution or resolutions adopted by the board of directors pursuant to this Certificate of Incorporation and applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article Fifth unless expressly provided by such terms.

SIXTH: Except as otherwise prohibited herein or by the DGCL, the board of directors of the Corporation shall have the power to adopt, amend and repeal the bylaws of the Corporation without a vote of the Corporation’s stockholders. Notwithstanding the foregoing, except as set forth in the proviso below, the Corporation’s bylaws may also be amended by the affirmative vote of the holders of at least a majority of the voting power of all shares of stock of the Corporation entitled to vote generally, then outstanding, voting together as a single class; provided, that so long as ARTICLE FIFTH of this Amended and Restated Certificate of Incorporation is in effect as of the date hereof, the stockholders may not amend Article III, Section 3.2 of the Amended and Restated Bylaws of the Corporation dated as of October         , 2006 (as the same may be further amended) without the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all shares of stock of the Corporation entitled to vote generally then outstanding, voting together as a single class.

SEVENTH: No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any person (as used herein “person” means other corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee that authorizes the contract or transaction.

EIGHTH: The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the DGCL, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Eighth is in effect. Any repeal or amendment of this Article Eighth shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Eighth. Such right shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the DGCL, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the DGCL, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.

The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

As used herein, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

NINTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article Ninth by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article Ninth, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the DGCL.

TENTH: Any action required or permitted to be taken by the stockholders of the Corporation may be effected by a consent in writing signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Special meetings of stockholders of the Corporation may be called by the board of directors pursuant to a resolution adopted by a majority of the members of the board of directors, or by the board of directors upon a request by a stockholder that, together with any of its affiliates joining such request, owns at least twenty percent (20%) of the voting power of all shares of the Corporation entitled to vote generally at such special meeting, voting together as a single class.

ELEVENTH: Notwithstanding anything to the contrary herein, the affirmative vote of the holders of more than sixty-six and two-thirds percent (66 2/3%) of the voting power of all shares of stock of the Corporation entitled to vote generally then outstanding, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal each of ARTICLE FIFTH, the proviso at the end of ARTICLE SIXTH, and ARTICLES EIGHTH, NINTH and ELEVENTH of this Amended and Restated Certificate of Incorporation.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by the undersigned duly authorized officer of the Corporation as of October     , 2006.

SUSSER HOLDINGS CORPORATION

By:
E. V. Bonner, Jr.
Executive Vice President, Secretary and General Counsel